Ex. 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Akorn, Inc.
Lake Forest, IL
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 2008, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
September 30, 2009